THE COMMON STOCK PURCHASE OPTION REPRESENTED BY THE AGREEMENT (THE “OPTION”) AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THE OPTION (THE “OPTION SHARES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND THEREFORE, MAY BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH THE ACT, INCLUDING THE REGISTRATION PROVISIONS THEREIN CONTAINED OR PROVIDED AN EXEMPTION FROM REGISTRATION IS AVAILABLE UNDER THE ACT, AND SUBJECT TO THE OPINION OF COUNSEL TO SANSWIRE CORP.

SANSWIRE CORP.
OPTION AGREEMENT

This Option Agreement is made on this 27th day of December, 2010 (the “Effective Date”) by and between SANSWIRE CORP., a Delaware corporation (the “Optionor” or “Company”), and GLENN D. ESTRELLA (the “Holder”).

RECITALS

Holder is the President, Chief Executive Officer, Chief Financial Officer and a member of the Board of Directors of the Company (the “Board”).  In conjunction with Holder’s position, the Board of Directors of the Company has authorized granting to Holder options to purchase the number of shares of common stock, par value $0.00001 per share, of the Company (the “Common Stock”) specified in paragraph (1) hereof, at the prices and for the terms specified herein, pursuant to the terms and conditions stated herein and in the 2004 Employee Stock Option Plan of Globetel Communications Corp. (the “Stock Option Plan”).

AGREEMENT

1.           Option.  Optionor hereby grants to Holder the option (the “Option”) to purchase from Optionor 7,222,222 shares of Common Stock of the Optionor (the “Shares”), upon the conditions and terms set forth herein and in the Stock Option Plan.  The parties understand and agree that the Shares’ transferability is restricted in accordance with state and federal laws.  The Shares pursuant to this Option shall be immediately and fully vested on the date hereof.

2.           Exercise Price.  The per share exercise price payable for the Shares (the “Exercise Price”) shall be $0.09 per share.

3.           Exercise of Option.  This Option may be exercised as to the Shares at any time by the Holder by tendering a copy of this Option Agreement stating the name in which the Shares shall be registered and amount of Shares to be exercised (the “Exercise Notice”), together with the cash amount sufficient to exercise the Option, to the Optionor, or by Cashless Exercise, if applicable, as defined below.  The Option may be exercised in whole or in part at any time during the option period, which begins on the effective date of this Option Agreement and terminates on the earlier of (i) three (3) years from the effective date of this Option Agreement or (ii) 90 days after the termination of Holder’s employment with the Company (the “Option Period”).

4.           Cashless Exercise. In the event the Market Price (as defined below) of the Company Common Stock is above the Exercise Price, and in lieu of the payment method set forth in Section 3, above, the Holder may elect to exchange all or some of the Shares for the Common Stock equal to the value of the amount of the Shares being exchanged on the date of exchange (the “Cashless Exercise”).  If the Holder elects to take advantage of such Cashless Exercise, the Holder shall tender to the Company this Option Agreement for the amount being exchanged, along with written notice of the Holder’s election to exchange some or all of the Shares, and the Company shall issue to the Holder the number of shares of Common Stock computed using the following formula:

X  = Y (A-B)
A

Where:  X =    The number of shares of Common Stock to be issued to the Holder.

Y =     The number of shares of Common Stock purchasable under the amount of this Option Agreement being exchanged (as adjusted to the date of such calculation).

A =     The Market Price (as defined below) of one share of Common Stock.

B =      The Exercise Price (as adjusted to the date of such calculation).

The Cashless Exercise shall take place on the date specified in the notice or if the date the notice is received by the Company is later than the date specified in the notice, on the date the notice is received by the Company.

The Market Price of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

(a)           If the Company's Common Stock is traded on an exchange or is quoted on the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date;

(b)           If the Company's Common Stock is not traded on an exchange or on the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market, but is traded in the over-the-counter market, then the average of the closing bid and ask prices reported for the last business day immediately preceding the Determination Date; and

(c)           If the Company's Common Stock is not publicly traded, then as determined in good faith by the Board of Directors of the Company.

As soon as practicable after full or partial exercise of the Shares, the Company at its expense (including, without limitation, the payment by it of all taxes and governmental charges applicable to such exercise and issuance of the Shares) shall cause to be issued in the name of and delivered to the Holder or such other persons as directed by the Holder, a certificate or certificates for the total number of Shares being exercised in such denominations as instructed by the Holder, together with any other securities and property to which the Holder is entitled upon exercise under the terms of this Option Agreement. The Option shall be deemed to have been exercised, and the Shares acquired thereby shall be deemed issued, and the Holder or any person(s) designated by the Holder shall be deemed to have become holders of record of such Shares for all purposes, as of the close of business on the date that the Option, the duly executed and completed Exercise Notice, and full payment of the aggregate Exercise Price has been presented and surrendered to the Company, notwithstanding that the stock transfer books of the Company may then be closed. In the event this Option is only partially exercised, a new Option Agreement evidencing the right to acquire the number of Shares with respect to which this Option Agreement shall not then have been exercised, shall be executed, issued and delivered by the Company to the Holder simultaneously with the delivery of the certificates representing the Shares so purchased.

5.           Shares Not Registered

The certificates representing the Shares issued upon exercise of the options shall bear the following legend:

“THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN ANY MANNER (1) WITHOUT REGISTRATION UNDER THE ACT AND IN COMPLIANCE WITH THE LAWS OF ANY APPLICABLE JURISDICTION OR (2) AN OPINION OF COUNSEL (IN FORM AND SUBSTANCE ACCEPTABLE TO THE COMPANY) THAT REGISTRATION IS NOT REQUIRED.”

6.           Representation, Warranties and Covenants of the Holder.  The Holder represents, warrants to and covenants with Optionor as follows:

a)           The Holder warrants he has evaluated the merits and risks associated with the investment in the Company as represented by this option, including review of the Annual and Quarterly Reports and other reports of the Company that have been filed from time to time with the Securities and Exchange Commission (“SEC”), and all other documentation that he deems necessary under the Securities and Exchange Act of 1934, as amended, and the applicable state securities laws.

b)           The Holder further represents that he understands that neither this Option nor the Shares underlying the option are registered under the Act.

c)           The Holder is sufficiently experienced in financial matters and matters pertaining to securities to be capable of evaluating the merits and risks associated with the acceptance of this Option, and has relied upon such experience in so determining to accept this option in partial consideration for the services performed by Holder to the Company. The parties agree that this Option is not the exclusive consideration granted or to be granted to Holder for services heretofore provided or to be provided by Holder to the Company.

7.           Representation, Warranties and Covenants of the Optionor.  The Optionor represents, warrants to and covenants with Holder as follows:

a)           This Agreement has been duly executed and delivered by such Optionor and constitutes the valid and binding obligation of such Optionor and such Optionor has the requisite power and capacity to execute, deliver and perform this Agreement and to comply with the terms hereof.

b)           The grant of the Option by such Optionor does not, and the sale of the Option Shares to Holder by such Optionor, upon payment of the Exercise Price thereof, will not, conflict with or constitute an event of default under or breach of any agreement, document or instrument to which such Optionor is a party.

c)           The Option Shares underlying the Option granted by such Optionor hereunder are currently owned by such Optionor and, upon exercise of the Options by Holder and payment of the Exercise Price therefore, Holder will acquire such Option Shares free and clear of all security interests, claims, liens, security or other interests, encumbrances and charges of any kind whatsoever, other than pursuant to the federal and state securities laws.

d)           Until the earlier of (i) the exercise of the Option granted by such Optionor or (ii) the expiration of the Option Period, such Optionor will not sell, transfer, assign, pledge, alienate or hypothecate any of the Option Shares, or permit such Option Shares to become subject to any mortgage pledge, lien, security or other interest, encumbrance or charge of any kind, other than pursuant to the federal and state securities laws.

8.           Notices.  All notices, requests, demands and other communications which are given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, when sent by facsimile (with receipt confirmed), or when mailed by registered or certified mail (postage prepaid, return receipt requested), as follows (or to such other address or telex number as either party hereto may designate to the other party hereto by like notice):

If to the Holder, to:
Glenn D. Estrella
1608 Sheridan Drive
Wall Township, NJ 07753

If to the Optionor, to:
SANSWIRE CORP.
State Road 405, Building M6-306A, Room 1400
Kennedy Space Center, FL 32815

Mail Address:
Mail Code: SWC
Kennedy Space Center, FL 32899

Attention: General Counsel

9.           Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Optionor and Holder inure to the benefit of their respective successors and assigns hereunder.

10.           Entire Agreement.  This Agreement constitutes the complete agreement between the parties and terminates and supersedes all prior and contemporaneous oral and written agreements. This Agreement may not be altered, amended or modified except by a writing duly executed by the parties hereto.

11.           Severability.  In the event that any term or condition in this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or condition of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable term or condition had never been contained herein.

12.           Non-Waiver. No waiver, forbearance or failure by any party of its right to enforce any provision of this Agreement shall constitute a waiver or estoppel of such party’s right to enforce such provision in the future or such party’s right to enforce any other provision of this Agreement.

13.           Binding Effect; No Third Party Beneficiaries.  Each term and provision of this Agreement shall be binding upon and enforceable against and inure to the benefit of the parties hereto and their respective successors or assigns, nothing in this Agreement, express or implied, being intended to confer upon any other person any rights or remedies hereunder.

14.           Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

HOLDER:

By:
	Name:	Glenn D. Estrella

	Date:	December 27, 2010

OPTIONOR:

SANSWIRE CORP.,
A DELAWARE CORPORATION

By:
	Name:	Michael K. Clark
	Title:	Chairman of the Board

	Date:	December 27, 2010